UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

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Pershing Square Capital Management, L.P. and certain affiliates posted the following material to their Facebook page relating to Automatic Data Processing, Inc. (the “Company”):

ADP ASCENDING
ADP Ascending
Published by Global Strategy Group [?].1 hr.
We are hosting a webcast for all ADP investors at 7PM ET on October 10. Click to find out more: https://adpascending.com
ADPASCENDING
SAVE THE DATE October 10, 2017 | 7:00 p.m. ET
Vote GOLD Boost Post
Like Comment Share

Pershing Square Capital Management, L.P. and certain affiliates posted the following material to their Twitter page relating to the Company:

ADP ASCENDING
ADP Ascending
@ ADP ascending
“$ADP has a significant opportunity for margin expansion.” Join our webcast on 10/10 to find out more.
businesswire.com/news/home/2017…
Pershing Square Announces Live Webcast for ALL ADP…
businesswire.com
10:41am . 4 Oct 2017 . Twitter Web Client
1 Like

Pershing Square Capital Management, L.P. and certain affiliates have placed the following advertisements on Facebook:

ADP ASCENDING
ADP Ascending
Sponsored
Like Page
ADP shareholders – how do we know ADP can do better? Watch:
Like
Comment
Share

ADP ASCENDING ADP Ascending Sponsored Like Page We are hosting a webcast for all ADP investors at 7PM ET on October 10. Click below to find out more. ADP ASCENDING SAVE THE DATE October 10, 2017| 7:00p.m. ET Vote GOLD 2 Likes Like Comment Share

Pershing Square Capital Management, L.P. and certain affiliates have placed the following advertisements on Twitter:

ADP
ASCENDING
ADP Ascending @ADPascending . Oct 04
Join us for a live webcast with @BillAckman. Learn more:
adpascending.com #VoteGOLD
ADPASCENDING
SAVE THE DATE October 10, 2017 | 7.00 p.m. ET
Bill Ackman will answer your questions about the significant opportunity to transform ADP.
Vote GOLD
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Promoted